UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2007

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin		53201-0591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 14, 2007, the Board of Directors of Johnson Controls, Inc. (the "Company") accepted Mr. Paul A. Brunner’s notice of retirement from the Board of Directors. Mr. Brunner’s retirement will be effective December 31, 2007 and is in accordance with the Company’s mandatory Director Retirement Policy detailed in the Company’s Corporate Governance Guidelines.

The Board of Directors has not at this time taken formal action to nominate a candidate to serve as a twelfth director after Mr. Brunner's retirement, but the Corporate Governance Committee is in the process of identifying and qualifying an appropriate candidate. Because that process is not complete, the Board of Directors also took action at the November 14, 2007 meeting to reduce the size of the Board from 12 to 11 members effective upon Mr. Brunner’s retirement, which the Company expects to be a temporary change. This action did not require an amendment to the Company’s By-laws because the By-laws provide for a range in the size of the Board of not less than ten nor more than thirteen members, with the Board to determine the size of the Board within this range by resolution.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

November 20, 2007	By:	Susan M. Kreh

Name: Susan M. Kreh
Title: Vice President and Corporate Controller